Exhibit 8.1

Date: July 20, 2026

Advance JV Group Limited

Unit 1105, 11/F, Tower A

New Mandarin Plaza

No.14 Science Museum Road

Tsim Sha Tsui East, Hong Kong

Dear Sirs,

Re: Hong Kong Legal Opinion in relation to Advance JV Group Limited

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion on the laws and regulations of Hong Kong effective as of the date hereof.

We are engaged (the “Engagement”) as Hong Kong counsel to Advance JV Group Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and its subsidiary established in Hong Kong in connection with (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares, par value of US$0.0001 per share (the “Ordinary Shares”), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; and (b) the Company’s proposed listing of the Ordinary Shares on the OTCQB Venture Market operated by OTC Markets Group, Inc.

A.	Assumptions

In rendering this opinion, we have assumed without any independent investigation and verification that (the “Assumptions”):-

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents submitted to us in relation to the Engagement (the “Documents”) as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

Hong Kong Main Office

Rooms 1710-1711, 17th Floor,

New World Tower 1,

Nos.16–18 Queen’s Road Central,

Central, Hong Kong.

香港中環皇后大道中16–18號

新世界大廈1座17樓1710–1711室

Tel: +852 2114 2208

Fax:+852 3585 6325

Email: cfn@cfnlaw.com.hk

Hong Kong Branch Office

Room Nos.4101-4104, 41st Floor,

Sun Hung Kai Centre,

30 Harbour Road, Wanchai, Hong Kong

香港灣仔港灣道30號新鴻基中心

41樓4101至4104室

Tel: +852 3468 7365

Fax:+852 3585 6918

Email: cfn@cfn2.com.hk

Partners

Fung Po Yee

Ng Wai Yat

Chen Jenny

Mok Kam Sheung *

Chan Kam Shing

Ho Man

Choi Sanny

Tsen Hau Yen

Wong Kee Ho

Leung Tsun Kit Marcus

Li Chun Fung

Wong Ho Yin Patrick

Yuan Kai

Chan Yuk Hang Ricky

		合夥人 馮寶儀 吳慧日 陳怡芳 莫錦嫦 陳錦成 賀敏 蔡倩盈 曾豪淵 黃紀豪 梁進傑 李駿鋒 黃浩然 袁凱 陳育恒	Consultants Tsang Chi Keung Li Amanda Ching Man Ng Bon G Pun Tsz Man Jenny Wong Stephanie Tao Tao Chow Hey Ling Helene Kho Wai Yung Ming Wai Yim Shun Wing Iris	顧問 曾志強 李靜文 吳邦智 潘梓雯 黃陶陶 周曦翎 許維 翁明蔚 嚴舜頴

PRC Representative Office Room 13a46, 13th Floor, Xuesong Building B, 52 Tairan 6th Road, Futian District, Shenzhen, Guandong, PRC 廣東省深圳市福田區泰然六路52號 雪松大廈B座13層13a46室 Tel: +86 185 7645 3316	United States (New York) CFN Lawyers LLC (Affiliated Office) 418 Broadway #4607, Albany, NY 12207, USA Tel: +1 (646) 386 8128 Fax: +1 (646) 568 9779 Email: cfn@cfnllc.us

Association Offices 聯營辦公室

Beijing · Shanghai · Shenzhen · Tianjin · Nanjing · Zhengzhou 北京 · 上海 · 深圳 · 天津 · 南京 · 鄭州

Hohhot · Kunming · Xi’an · Hangzhou · Chongqing · Haikou 呼和浩特 · 昆明 · 西安 · 杭州 · 重慶 · 海口

*China-Appointed Attesting Officer 中國委托公証人

CFN Lawyers LLP	Page 2

(iii)	the Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this opinion;

(iv)	that there are no documents or agreements by or among any of the parties to the Documents, other than those referenced in this opinion, that could affect the opinion expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the Documents reviewed by us in connection with this opinion;

(v)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(vi)	all requested Documents have been provided to us and all factual statements made to us in connection with this opinion are true, correct and complete.

B.	Opinion

Subject to the Assumptions and the Qualifications and limitations set forth therein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this opinion as we consider relevant, we are of the opinion that:-

(i)	the description of Hong Kong laws and legal matters set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Regulations,” “Enforceability of Civil Liabilities,” and “Legal Matters,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (save for the financial statements and its related schedules and the financial data contained therein to which we express no opinion), insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof; and

(ii)	the statements set forth in the Registration Statement under the caption “Material Income Tax Considerations” are true and accurate in all material aspects and that such statements constitute our opinions insofar as the same relates to the laws of Hong Kong.

C.	Qualifications

Our opinion expressed above is subject to the following qualifications (“Qualifications”):-

(i)	our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Without prejudice to the generality of the preceding sentences, our opinion is not intended to constitute, nor should it be construed as, advice regarding the securities laws or any other laws of the United States or any State thereof and we express no opinion as to the jurisdiction of any court of the United States or any State thereof;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our opinion is given on the basis that we have no obligation to notify any addressee of this opinion of any change in Hong Kong laws or its application after the date of this opinion;

(iii)	this opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

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(iv)	this opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	this opinion is issued based on our understanding of the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vii)	this opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed and read as a whole, and no part of the opinion herein shall be extracted and referred to independently;

(viii)	as used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation or verification to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion; and

(ix)	we express no opinion as to matters of fact.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to this firm in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Material Income Tax Consideration,” and “Legal Matters”. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ CFN Lawyers LLP

CFN Lawyers LLP